Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Jeanette O'Loughlin
312-564-6076
joloughlin@theprivatebank.com

For Immediate Release:

PrivateBancorp Declares Quarterly Cash Dividend

CHICAGO, November 21, 2014 -- PrivateBancorp, Inc. (NASDAQ: PVTB) today announced its board of directors declared a quarterly cash dividend of $0.01 per share for the fourth quarter 2014 payable on December 31, 2014, to stockholders of record on December 17, 2014. This dividend is unchanged from the prior quarterly dividend of $0.01 per share.

About PrivateBancorp, Inc.
PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves. As of September 30, 2014, the Company had 34 offices in 10 states and $15.2 billion in assets. Our website is www.theprivatebank.com.

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